Exhibit 99.1

September 15, 2014	Analyst Contact:	Andrew Ziola 918-947-7163
	Media Contact:	Jennifer Rector 918-947-7571

ONE Gas to Participate in
Bank of America Merrill Lynch Power & Gas Leaders Conference

TULSA, Okla. - Sept. 15, 2014 - ONE Gas, Inc. (NYSE: OGS) will present at the Bank of America Merrill Lynch Power & Gas Leaders Conference on Wed., Sept. 17, 2014, in Boston, Mass.

Pierce H. Norton II, president and chief executive officer of ONE Gas, will present at the conference beginning at 8:45 a.m. Eastern Daylight Time (7:45 a.m. Central Daylight Time). The presentation will be webcast and accessible on the ONE Gas website, www.onegas.com. A replay of the webcast will be archived for 30 days.

The materials utilized at the conference also will be available on the website Sept. 17, 2014, beginning at 7 a.m. EDT (6 a.m. CDT).

ONE Gas, Inc. (NYSE: OGS) is a natural gas distribution company and the successor to the company founded in 1906 as Oklahoma Natural Gas Company, which became ONEOK, Inc. (NYSE: OKE) in 1980. On January 31, 2014, ONE Gas officially separated from ONEOK into a stand-alone, 100 percent regulated, publicly traded natural gas utility.

ONE Gas trades on the New York Stock Exchange under the symbol “OGS,” and is included in the S&P MidCap 400 Index.

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas. ONE Gas is one of the largest publicly traded, 100 percent regulated, natural gas utilities in the United States.

ONE Gas is headquartered in Tulsa, Okla., and its companies include the largest natural gas distributor in Oklahoma and Kansas, and the third largest in Texas, in terms of customers.

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

For more information, visit the website at http://www.ONEGas.com.

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